Confidential
Amended and Restated Xcelerate Distributor Agreement
     This Amended and Restated Xcelerate Distributor Agreement (“Agreement”), effective as of the last date written below, is made by and between Double-Take Software, Inc. (hereinafter referred to as “NSI”), incorporated under the laws of Delaware, having its principal place of business at Two Hudson Place, Hoboken, NJ 07030, and Double-Take Software S.A.S. (hereinafter referred to as “DISTRIBUTOR”), having its principal place of business at 116-118 Avenue Paul Doumer, 92563 Rueil-Malaison, Cedex, France.
RECITALS
     WHEREAS, NSI, under the name Network Specialists Inc., and DISTRIBUTOR, under the name Sunbelt System Software S.A.S., previously entered into an Xcelerate Distributor Agreement effective July 30, 2001 (the “Original Agreement”);
     WHEREAS, the Original Agreement has been amended by Addendum 3 dated November 27, 2001, Addendum 4, Addendum 5 dated February 11, 2003, Addendum 6, Addendum 7 dated May 16, 2003, Addendum 8 dated July 8, 2003, Amendment 9 dated July 8, 2003, Addendum 10 dated November 10, 2003, Addendum 11 dated November 13, 2003, Addendum 12, Amendment 13 dated April 14, 2004, Addendum 13 dated December 24, 2004, Addendum 14, Addendum 15, Addendum 16 dated Sept 13, 2005, Addendum 17 dated January 5, 2006, Amendment 18 dated April 26, 2006 and Addendum 19 dated May 23, 2006 (collectively, the “Amendments”);
     WHEREAS, NSI acquired DISTRIBUTOR, and DISTRIBUTOR became a wholly-owned subsidiary of NSI on May 23, 2006; and
     WHEREAS, NSI and DISTRIBUTOR desire to amend and restate the Original Agreement and the Amendments so that, following such amendment and restatement, the agreement between the parties shall read in its entirety as hereinafter set forth.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:
     1. Purpose of Agreement. NSI owns or holds rights to distribute and license the Software programs described in Schedule A to this Agreement (the “Licensed Software”). DISTRIBUTOR desires the non-exclusive right to distribute the Licensed Software as further described below. NSI desires to grant such rights to DISTRIBUTOR on the terms and conditions set forth in this Agreement.
     2. Grant of Distribution Rights.

COMPANY	1	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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(a) License. Subject to all of the terms and conditions of this Agreement, NSI hereby grants to DISTRIBUTOR a non-exclusive license to distribute and sublicense copies of the Licensed Software in the territory identified in Schedule B “Territory” and DISTRIBUTOR accepts such license, subject to the terms and conditions of this Agreement. DISTRIBUTOR may not copy the Licensed Software except as necessary for internal backup and archival purposes.
(b) Reservation of Rights. All rights and licenses of any kind in the Licensed Software not expressly granted herein are reserved exclusively to NSI, including but not limited to the right to copy the Licensed Software for any reason other than those expressly set forth herein. No rights or licenses whatsoever for the source code to the Licensed Software or any part thereof are granted by this Agreement. DISTRIBUTOR acknowledges that it has and shall have no right whatsoever, whether by the express terms of this Agreement or by any course of conduct, to use, review or access the source code for the Licensed Software.
(c) Software Rights. DISTRIBUTOR acknowledges and agrees that NSI owns all rights in the Licensed Software including but not limited to all copyright, trade secret, and patent rights. DISTRIBUTOR also acknowledges and agrees that the Software Licenses distributed hereunder constitute only discrete copies of software, the media in which it is stored, and related documentation as shipped to DISTRIBUTOR. Nothing herein transfers any right, title or interest in the software or any intellectual property rights therein to the DISTRIBUTOR.
(d) Addition of Other Programs. The parties may add other programs to Schedule A from time to time only by mutual written agreement. In such an event, the term “Licensed Software” as used in this Agreement shall be deemed to refer to all programs listed in Schedule A.
(e) Authorized Territory. The Authorized Territory (“Territory“) shall be limited to those listed in Schedule B. DISTRIBUTOR, shall not distribute the Licensed Software, directly or indirectly, outside of the Territory without the prior written consent of NSI. DISTRIBUTOR may not knowingly distribute the Licensed Software to Sub-Distributors, Dealers or Customer Accounts who may re-export the Licensed Software in violation of Section (f) below.
(f) Import and Export Controls. DISTRIBUTOR hereby acknowledges that the Licensed Software is subject to United States export controls, pursuant to the U.S. Export Administration Regulations. DISTRIBUTOR shall comply strictly with all applicable provisions of the U.S. Export Administration Regulations and shall not export, re-export, transfer, divert or disclose, directly or indirectly, including via remote access, the Licensed Software, any confidential information contained or embodied in the Licensed Software, or any direct product thereof, except as authorized under the Export Administration Regulations.

COMPANY	2	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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(g) Document Translation. NSI hereby grants DISTRIBUTOR the right to translate End User documentation for Licensed Software and End User License Agreement (“Documentation”) into French and German. NSI further grants DISTRIBUTOR a non-exclusive, non-transferable, royalty-free, and worldwide right and license to use, copy, nationalize, translate, reproduce and distribute such Documentation, provided, however, that any translation of Documentation must be approved by NSI prior to any use or distribution by DISTRIBUTOR. NSI will provide DISTRIBUTOR with electronic copies of Documentation and any updates in Framemaker format so that DISTRIBUTOR can translate such Documentation into French and German.
The rights granted under this section to DISTRIBUTOR are provided as long as:
(i)	DISTRIBUTOR insures that any copies of the collateral includes NSI’s copyright and proprietary notices;

(ii)	DISTRIBUTOR provides NSI with a copy of the resulting material; and

(iii)	DISTRIBUTOR distributes the Documentation only in connection with Licensed Software.
NSI has and shall retain all rights of ownership in and to the translated Documentation and all copies thereof provided to or created by DISTRIBUTOR under this Agreement, no right or license to DISTRIBUTOR, except as specifically set forth herein, shall be implied. Notwithstanding the foregoing, DISTRIBUTOR shall not be permitted to modify, attempt to modify or create derivative works from the Documentation except as may be expressly authorized under this Agreement.
(h) Sub-Distributors. NSI will sign agreements with sub-distributors (“Sub-Distributor”) which will grant the Sub-Distributor the ability to sell and support the Licensed Software in the EMEA (“Sub-Territory”). DISTRIBUTOR will be the “Authorized NSI Partner for EMEA” and shall be the fulfillment channel for the Sub-Distributor orders in the Territory. Each time that NSI signs an agreement with a Sub-Distributor, a schedule in the form attached hereto as Schedule F (“Sub-Distributor Schedule”) will be provided which outlines the responsibilities of Authorized NSI Partner for EMEA which are stated in the agreement between NSI and the Sub-Distributor. DISTRIBUTOR will be the Authorized NSI Partner for EMEA responsible for the items listed in the corresponding Sub-Distributor Schedule(s).
If DISTRIBUTOR decides not to sell and support to a Sub-Distributor, the DISTRIBUTOR and NSI agree that the Sub-Distributor may purchase Licensed Software and maintenance agreements directly from NSI.
(i) Courseware. NSI grants DISTRIBUTOR the right to issue orders under this Agreement for Courseware (as defined in the Courseware License Agreement attached hereto as

COMPANY	3	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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Schedule G). The Courseware to be provided to Distributor additionally includes Instructional Material being licensed hereunder solely as a tool for use by DISTRIBUTOR to train, educate and instruct solely those customers of DISTRIBUTOR who have acquired Licensed Software from DISTRIBUTOR pursuant to the terms and conditions of the this Agreement. Specifically, subject to all of the terms and conditions this Agreement and the Courseware License Agreement, as applicable, NSI hereby grants to DISTRIBUTOR a non-exclusive license to distribute and sublicense copies of the Courseware in the Territory for the fees as then currently in effect on the NSI price list and DISTRIBUTOR accepts such license. DISTRIBUTOR may not copy the Courseware (including the Instructional Materials) except as is necessary for archival and backup purposes. All Courseware which is authorized by NSI to be distributed and sublicensed hereunder must be provided with the Courseware License Agreement.
In no event is the Instructional Material referred to above as part of the Courseware to be provided to any other party. It is solely to be used by employees of DISTRIBUTOR as a teaching aid and not otherwise to be made available or disclosed or sublicensed or transferred in any way to third parties.
(j) Exclusivity. NSI grants DISTRIBUTOR the Exclusive right (“Exclusivity”) to sell the Licensed Software in Europe and the United Kingdom (“Exclusive Territory”). This Exclusivity does not pertain to any agreements that are in existence as of May 23, 2006 or any worldwide agreements NSI may execute subsequent to May 23, 2006 with any third party product vendor or worldwide corporate agreements. This Exclusivity is based on the following terms and conditions:
(i)	The DISTRIBUTOR’s 2006 annual goal for the calendar year ending December 31, 2006 for the Territory is * in new licenses and * in maintenance renewals to be ordered on the following dates:

*

The DISTRIBUTOR’s 2007 annual goal for the calendar year ending December 31, 2007 for the Territory is * in new licenses to be ordered on the following dates:

*

COMPANY	4	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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(ii)	Note that the license order targets for 2007 are based on the assumption that NSI growth in Non-EMEA regions will be budgeted in 2007 at *. If the final budget for NSI for non-EMEA regions is different than *, the actual new license targets for DISTRIBUTOR will be adjusted accordingly. This adjustment could result in the actual targets being either higher or lower than those listed above.

(iii)	License Fee Payments: Payments to NSI for Licenses are to be made in * installments as follows:

*

 *

COMPANY	5	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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(iv)	Note: Payments must be received by NSI in its bank account by the due date and may not be more than * prior to the due date.

(v)	Maintenance Payments: Payments for annual maintenance renewals shall be paid within * of the individual renewal orders.

(vi)	NSI currently has OEM Agreements with Lakeview Technology, Inc., Hewlett Packard, and Vision Solutions. Sales by these OEM partners to customers in Europe and the UK are permitted and do not violate DISTRIBUTOR’S exclusivity. However, NSI also has other types of worldwide agreements. *

(vii)	Rebate: DISTRIBUTOR will be eligible to receive a rebate if it meets its quarterly goals for new license purchases from NSI. Those goals are:

*

(viii)	The rebate will be calculated as follows: If DISTRIBUTOR does not purchase new licenses of at least * of the * goal, *. If DISTRIBUTOR purchases new licenses that total * of the quarterly goal, the rebate will be *. If DISTRIBUTOR purchases new licenses that total * of the quarterly goal, the rebate will be *. If DISTRIBUTOR purchases new licenses that toal * of the quarterly goal, the rebate will be *. The rebate will be paid by credit note issued to DISTRIBUTOR within * of the end of the quarter in which the licenses were purchased.

(ix)	NSI may enter into worldwide agreements in which NSI may request, at NSI’s sole discretion, DISTRIBUTOR to provide technical support in the Exclusive Territory. For any such worldwide agreement NSI enters into subsequent to May 23, 2006, NSI agrees to pay DISTRIBUTOR *. Such fee shall not be added to the Aggregate Dollar Value as such these monies shall not qualify for Marketing Development Funds, Marketing Rebate, or be applied to the annual goal for any calendar year. Payment by NSI shall be made quarterly after NSI has received payment in full from the worldwide agreement for such sales.
3. General Obligations of DISTRIBUTOR

COMPANY	6	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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(a) Membership Fee. An Xcelerate Membership is subject to a payment by DISTRIBUTOR. Membership Fee entitles the partner to send two people, free of charge to the NSI Technical Certification Training course. Such Membership Fee Amount is indicated in Schedule B.
(a) Promotion. DISTRIBUTOR shall use its best efforts to actively market and promote the Licensed Software in the Territory in a commercially reasonable manner, including listing the Licensed Software in its catalogs and transmitting information and promotional material concerning the Licensed Software to its customers.
(b) Advertising. DISTRIBUTOR shall provide samples of its advertising copy and sales literature to NSI on its request. NSI reserves the right to review and approve all uses of NSI’s trademarks, service marks, or trade names in DISTRIBUTOR’s advertising and promotion of the Licensed Software, prior to use. Such approval will not limit DISTRIBUTOR’s obligation to comply with all applicable laws and will not be deemed an endorsement or approval of any advertising content. DISTRIBUTOR shall make no representations regarding the Licensed Software except as consistent with NSI’s own promotional and technical materials or as NSI may otherwise provide or approve in writing.
(c) Sublicense Agreements. DISTRIBUTOR shall deliver the Licensed Software to customers only (i) in the sealed packages in which NSI delivers them to DISTRIBUTOR (“Product Packages”), or (ii) by direct installation into the customer’s computer equipment according to procedures prescribed by NSI. DISTRIBUTOR shall not open any Product Package prior to sale to an end user except as necessary to make such direct installations. DISTRIBUTOR acknowledges that an end user license agreement between NSI and end users (the “Software License”) will be reproduced on or included in each Product Package, and that each Product Package will contain an appropriate customer registration card (the “Registration Card”). NSI may modify the Software License and Registration Card at any time, in whole or in part. DISTRIBUTOR shall deliver a copy of the Software License to all customers to whom DISTRIBUTOR directly installs the Licensed Software. DISTRIBUTOR shall ensure that each end user reads and consents to the Software License upon acquiring the Product Package or prior to having DISTRIBUTOR install the Licensed Software, as applicable, and remits the Registration Card as indicated thereon. DISTRIBUTOR shall not alter or limit the end user license agreements in the Licensed Software packages shipped by NSI to DISTRIBUTOR under this Agreement or their effectiveness in any manner. DISTRIBUTOR shall keep accurate records relating to all shipments, sales, sublicenses, customers and all other events and materials relating in any manner to sublicenses under this Agreement, and shall permit NSI to inspect such records at any time upon reasonable notice. If a shortfall of more than * is found in payments to be made to NSI hereunder, DISTRIBUTOR shall pay for the price of any auditing as well as a penalty equal to * of the shortfall, in addition to the shortfall.

COMPANY	7	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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(e) Sales Reports DISTRIBUTOR shall provide NSI, within * after the end of each quarter during the term, or more frequently as NSI may from time to time require in its discretion, sales and other written reports relating to DISTRIBUTOR’s activities under this Agreement during the prior quarter.
DISTRIBUTOR shall provide NSI with a point of sale (“POS”) and current inventory report weekly. In the event that DISTRIBUTOR fails to provide a POS. and current inventory report weekly to NSI, then NSI’s obligations under Section 5(i) shall terminate.
(f) Forecasts. DISTRIBUTOR shall also provide NSI with written forecasts within * after the end of each quarter during the term, which describes DISTRIBUTOR’s good faith projections of sales of Licensed Software.
(g) Support of Customers. DISTRIBUTOR shall provide first-line technical support on the installation and use of the Licensed Software to its customers as is reasonably necessary to enable them to install and use the Licensed Software. First-line technical support entails call screening, basic software troubleshooting. DISTRIBUTOR agrees to maintain, at all times, one or more members of DISTRIBUTOR’s staff who are fully trained in use of the Licensed Software by NSI and capable of determining and meeting all customer needs regarding the Licensed Software, and to designate such staff member(s) to NSI and to all customers of the Licensed Software.
(h) Training. Within * of effective date of the Original Agreement, DISTRIBUTOR shall send two technical employees, who are responsible for installation and implementation of NSI Licensed Software to NSI Certification training and Certification Program.
(i) Web Site. NSI currently maintains a public World Wide Web (WWW) server for the purposes of providing information about NSI products and services to all users of the World Wide Web. NSI shall include electronic links to the home pages of DISTRIBUTOR who have established their own WWW sites. Additionally, DISTRIBUTOR shall provide a link from their site to NSI’s site so that both companies can take advantage of the increased Internet visibility.
(j) Business Practices. DISTRIBUTOR shall conduct its business for its own account, in its own name, and not as an agent, employee, or partner of NSI. DISTRIBUTOR shall conduct business in a manner that reflects favorably at all times on the Licensed Software and NSI’s goodwill and reputation and make no false or misleading representations with regard to NSI, its affiliates or the Licensed Software.
(k) Marketing Development Plan. On a * basis NSI and DISTRIBUTOR shall meet and develop a Market Development Plan. In this Plan, the Marketing Development Funds, which

COMPANY	8	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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are outlined in Schedule C, earned during the previous * shall be utilized according to the agreed upon Marketing Development Plan.
(l) RESERVED
(m) Government Requirements. DISTRIBUTOR shall obtain and maintain all permits, licenses and government registrations necessary or appropriate to perform hereunder and shall make all filings with governmental authorities required of this agreement by applicable law, including without limitation those necessary to enable DISTRIBUTOR to make payments to NSI in U.S. Dollars. This Agreement is in all respects subject to compliance with all such requirements. On NSI’s request, DISTRIBUTOR shall provide NSI with written assurances of such compliance.
(n) Distributor’s Reseller. DISTRIBUTOR shall use its best efforts to follow NSI Xcelerate Partner criteria when entering a relationship with a Partner who will sublicense NSI software.
4. Ownership. DISTRIBUTOR acknowledges and agrees that NSI owns all rights in the “Licensed Software” including but not limited to all copyright, trade secret, and patent rights. DISTRIBUTOR agrees that nothing contained herein shall cause NSI’s ownership rights in the Licensed Software to be reduced in any way, nor cause DISTRIBUTOR to gain any ownership rights in the Licensed Software.
5. General Obligations of NSI
(a) NSI Support of DISTRIBUTOR. NSI shall provide DISTRIBUTOR with technical support as provided in Schedule B. Beyond that support NSI shall provide DISTRIBUTOR with NSI’s then-current standard support services for DISTRIBUTOR of the Licensed Software, subject to any standard fees or charges NSI may charge for such services. Such support and fees are listed in schedule B of this Agreement.
(b) Sales Materials. NSI shall supply DISTRIBUTOR with up to * copies of its advertising and promotional materials, and artwork for DISTRIBUTOR’s use, as NSI deems reasonably appropriate for DISTRIBUTOR’s performance hereunder. Additional quantities are available at NSI’s then current literature prices.
(c) Market Development Funds. NSI shall offer DISTRIBUTOR a market development program on the terms set forth in Schedule C. At NSI sole discretion, funds shall be allocated to execute mutually agreed upon Marketing Programs. In addition, NSI may from time to time offer other incentive programs to DISTRIBUTOR. All such programs will be governed by such rules and guidelines as NSI may announce and modify from time to time at its discretion.

COMPANY	9	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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(d) Updates and Upgrades. NSI shall use reasonable efforts to notify DISTRIBUTOR prior to the introduction of any update or upgrade of the Licensed Software for distribution to the general public and shall make such update and upgrade available to DISTRIBUTOR concurrently with its distribution through like situated distributors. NSI reserves the right to decide, in its sole discretion, whether to make an update or upgrade available at no additional charge or as a separately-priced item.
(e) Not for Resale Licensed Demonstration Software. NSI shall provide DISTRIBUTOR with * copies of each product marked Not for Resale Software (NFR), which can be used by DISTRIBUTOR to Demonstrate the Product per terms of Schedule E. Such software shall not be left at a customer site. Any additional copies of NFR software shall be purchased at the fees set forth in Schedule B attached hereto. Each demonstration version is designed to expire at a certain point. DISTRIBUTOR must take all steps necessary to fully safeguard all NSI proprietary rights in the Licensed Software and NFR contained in the demonstration version, including but not limited to all NSI, trademarks, copyrights, IP rights and confidentiality rights in the Licensed Software.
(f) Evaluation Licensed Software. Upon request and mutual agreement, NSI shall provide DISTRIBUTOR with * evaluation copy of the Licensed Software per terms of Schedule E. Each evaluation version is designed to expire at a certain point. NSI grants DISTRIBUTOR a nonexclusive, nontransferable right and license to use such solely for purposes of i) demonstration to the applicable Customer, and ii) testing, supporting and evaluating to determine conformance to the requirements. DISTRIBUTOR is solely and fully responsible for keeping any recipient of the evaluation version from mistakenly believing they received a full production version of the Licensed Software. DISTRIBUTOR must take all steps necessary to fully safeguard all NSI proprietary rights in the Licensed Software contained in the demonstration version, including but not limited to all NSI trademarks, copyrights, IP rights and confidentiality rights in the Licensed Software. NSI shall not provide technical support for such Software. Any support provided is subject to the standard fees or charges NSI charges for such services. Such support and fees are listed in schedule B of this Agreement.
(g) Field Marketing Manager. NSI shall assign a Field Marketing Manager to assist DISTRIBUTOR with execution of the agreed upon Marketing Plan.
(h) Partner Certification. NSI shall offer a Partner Certification Program, which is intended to ensure that the DISTRIBUTOR maintain a high level of expertise in NSI’s products.
(i) *
6. Orders, Delivery and Acceptance

COMPANY	10	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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(a) Orders. DISTRIBUTOR shall order Licensed Software from NSI using such procedures and minimum order requirements as NSI may prescribe from time to time. All orders shall be subject to acceptance and approval by NSI in its discretion. All orders shall be governed by the terms and conditions of this Agreement notwithstanding any contrary preprinted terms of any other document.
(b) An “Initial Order” in the amount of the number units of the Licensed Software for the discount level, listed in schedule B, section 3 that the Distributor chooses, will be deemed ordered with *) payable upon execution of this Agreement and the balance due upon shipment.
(c) Delivery. All orders are shipped F.O.B. NSI’s premises. NSI shall use best efforts to ship orders within * after acceptance, subject to availability.
(d) Costs. DISTRIBUTOR shall pay all shipping and transportation charges, customs duties and similar charges, and other taxes and fees imposed on Licensed Software purchases and sales hereunder. In the event NSI pays such amounts, DISTRIBUTOR shall reimburse NSI and they shall be added to the invoiced amounts as separate charges.
(e) Acceptance.
(i)	Software Acceptance. DISTRIBUTOR represents that it fully examined and tested the Licensed Software in connection with DISTRIBUTOR’s plans to distribute the Licensed Software as set forth in this Agreement. DISTRIBUTOR acknowledges that the Licensed Software is fully acceptable to DISTRIBUTOR.

(ii)	Defective Units. NSI will replace or repair any Product Package shipped to DISTRIBUTOR that is defective, provided that DISTRIBUTOR notifies NSI of each such defective Product Package within * after shipment. DISTRIBUTOR shall pay freight charges for the return of the defective Product Package to NSI. NSI shall prepay the freight charges on the return shipment to DISTRIBUTOR. A “defective” Product Package, for the purpose of this paragraph, means one, which fails to conform to the limited warranty attached as Schedule D. In no event shall NSI be responsible for any claim, loss, or consequential damages resulting from any defective product.
7. Discount Terms.
(a) Discount Level. An initial Discount Level, as stated in Schedule B, is to be fixed by mutual agreement, based on a predicted Aggregate Dollar Value of DISTRIBUTOR’s purchases within the first Ordering Period, derived from commitments, estimates, marketing plans and other information provided by the DISTRIBUTOR, and from criteria established by NSI including (if applicable) DISTRIBUTOR’s purchases in prior periods. Discounts

COMPANY	11	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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granted at the agreed Discount Level are not subject to bill back or retroactive adjustment because of DISTRIBUTOR’s failure to achieve the Aggregate Dollar Value associated with the agreed Discount Level. For purposes of this Agreement, Aggregate Dollar shall mean total sales out at the discounted price DISTRIBUTOR pays to NSI in a timely manner. This shall include re-licensing of Software to End Users, renewal of annual maintenance licenses; selling of pass through training; selling of packaged services. It does not include Licenses that have been bought and placed in Inventory (“Stocking Orders”) or Time and Material Services. When a license that was placed in inventory (from a Stocking Order) gets re-licensed to an End User, it then becomes sales out and goes into the Aggregate Dollar Total. Stocking orders will not be counted as Aggregate Dollar Value or towards the Marketing Development Fund until DISTRIBUTOR ships the software to its Customer.
8. Payment Terms.
(a) DISTRIBUTOR shall pay the fees and charges and on the terms and conditions set forth in Schedule B attached hereto. NSI reserves the right to change payment and credit terms at any time.
(b) Changes. NSI may change such prices, terms and conditions from time to time in its discretion without prior written notice to DISTRIBUTOR. In the event NSI raises a price and DISTRIBUTOR shows, within * of such increase, that it had a pending quote to an end user customer at the lower price as of the date of such increase, then NSI shall honor the lower price for such prospective sale for a period of * from the date of price increase.
(c) Payment of Invoices. DISTRIBUTOR shall submit payments to:
Attn: Accounts Receivable
Double-Take Software, Inc.
Two Hudson Place
Suite 700
Hoboken, NJ 07030
8. Warranties.
(a) Limited Warranty. NSI makes no representation, warranty, or guaranty, express or implied regarding the Licensed Software except its standard form of limited warranty (“Warranty”), the current form of which is attached as Schedule D hereto. NSI may in its sole discretion modify its Warranty at any time and from time to time.
(b) DISCLAIMER. EXCEPT AS SET FORTH IN WRITING IN THIS AGREEMENT, NSI MAKES NO REPRESENTATIONS, WARRANTIES, OR GUARANTEES, EITHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, TO DISTRIBUTOR OR ANY

COMPANY	12	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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DISTRIBUTOR CUSTOMER, WITH RESPECT TO THE LICENSED SOFTWARE AND ANY SERVICES COVERED BY OR FURNISHED PURSUANT TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY (A) OF MERCHANTABILITY, (B) OF FITNESS FOR A PARTICULAR PURPOSE, OR (C) ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE. DISTRIBUTOR AND ITS CUSTOMERS RECEIVE ALL SOFTWARE AND OTHER MATERIALS HEREUNDER “AS IS”. DISTRIBUTOR AND ITS CUSTOMERS ARE SOLELY RESPONSIBLE FOR THE SELECTION OF THE LICENSED SOFTWARE TO ACHIEVE THEIR INTENDED RESULTS AND FOR THE RESULTS ACTUALLY OBTAINED.
9. NSI’s Intellectual Property.
(a) Confidentiality. As used herein, “Confidential Information” shall mean all information concerning NSI or any Affiliate of NSI to which DISTRIBUTOR is provided access by virtue of this Agreement or its activities hereunder, including without limitation technical data, product design and development, source code and source code documentation, business operations and plans, sales information, quantity and kind of Software Licenses sold, prices and methods of pricing, marketing techniques and plans, unannounced products, product and process information, and any other information which, if disclosed to others, might be competitively detrimental to NSI. Confidential Information shall not include any information which has been publicly disseminated in writing by NSI, which DISTRIBUTOR can show it knew prior to NSI’s disclosure, or which was rightfully received by DISTRIBUTOR from a third party without restriction.
During the term hereof and at all times thereafter, DISTRIBUTOR shall maintain the Confidential Information in strictest confidence, shall not disclose it to any third party, and shall use it only as necessary to perform hereunder. DISTRIBUTOR shall cause each of its officers, directors, employees, and agents to restrict disclosure and use of such Confidential Information in like fashion, and shall be responsible for any wrongful disclosure and use by any of them. In no event shall DISTRIBUTOR disassemble, decompile, reverse engineer or reverse code the Licensed Software, or attempt to do same directly or indirectly.
In the event any court or other authority orders DISTRIBUTOR to disclose any Confidential Information, DISTRIBUTOR shall use its best efforts to protect its confidentiality and shall forthwith notify NSI thereof to enable it to seek to do so. At the termination of this Agreement, DISTRIBUTOR shall promptly return all tangible Confidential Information to NSI.
(b) Limited Rights. DISTRIBUTOR shall not acquire any right to any trade names, service marks or trademarks used by NSI or any affiliates (collectively “Marks”), or the copyrights, patent rights, commercial symbols, trade secrets, goodwill, or any other form of intellectual

COMPANY	13	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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or commercial property of NSI or any affiliates and shall not use such Marks, property or rights in any manner, except as herein permitted. All DISTRIBUTOR usage of the Marks (including, but not limited to, materials) shall be subject to NSI’s review and approval as to proper usage and product quality, and shall be pursuant to any trademark usage rules or formats as may be supplied by NSI from time to time. DISTRIBUTOR acknowledges that NSI is the exclusive owner of the Marks used by NSI for its Licensed Software and related services, and agrees that it shall not assert conflicting or competing rights to such Marks.
(c) Notices. DISTRIBUTOR may not remove, obliterate, or alter any copyright, patent, trademark, confidential, or proprietary notices, incorporated in, marked on or affixed to the Licensed Software packaging, diskettes, manuals, and/or literature by NSI, nor alter the manner in which they are presented on such materials.
10. Indemnities.
(a) By DISTRIBUTOR. DISTRIBUTOR shall defend and indemnify NSI, and hold NSI harmless, in connection with any and all claims, actions, proceedings, liabilities, judgments, damages, orders, losses, costs and expenses of any kind (including reasonable attorneys fees and legal costs) relating to: (i) representations by DISTRIBUTOR to third parties regarding the functions, compatibility or capabilities of the Licensed Software, and (ii) actions against NSI by any third parties (including but not limited to DISTRIBUTOR’s customers, end users, retailers, partners, joint ventures, suppliers and competitors) in connection with DISTRIBUTOR’s copying, packaging, distributing, advertising or installing of the Licensed Software.
(b) By NSI. NSI shall defend and indemnify DISTRIBUTOR, and hold DISTRIBUTOR harmless, in connection with any and all claims, actions, proceeding, liabilities, judgments, damages, orders, losses, costs and expenses of any kind (including reasonable attorneys fees and legal costs) relating to infringement of any patent known to NSI, copyright or trade secret by the Licensed Software in the form provided by NSI to DISTRIBUTOR provided that (i) DISTRIBUTOR notifies NSI promptly upon learning that the claim might be asserted, (ii) NSI has sole control over the defense of the claim and any negotiations for its settlement or compromise, and (iii) DISTRIBUTOR takes no action that, in NSI’s judgment, impairs NSI’s defense of the claim. This indemnification obligation shall be effective only if: DISTRIBUTOR has made all payments required by the terms of this Agreement, DISTRIBUTOR has given prompt notice of the claim and permitted NSI an opportunity to defend, DISTRIBUTOR has reasonably cooperated in the defense of the claim, and the infringement does not result from DISTRIBUTOR’s modification of the Licensed Programs.
11. Proprietary Notices. DISTRIBUTOR shall use all proprietary notices necessary to maintain full protection of all of NSI’s copyright, patent, trademark or trade secrets rights in the Licensed Software.

COMPANY	14	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
12. Term and Termination.
(a) Term. This Agreement shall continue in effect until December 31, 2006 with all existing discounts and rebates in force until such termination. The parties agree that the term of the Agreement will renew for another twelve months unless any one of the following events occur prior to the expiration date: (a) DISTRIBUTOR breaches any term of the Agreement; (b) the sale or transfer by NSI of the Licensed Software to another party such that the receiving party shall have exclusive rights thereof, or (c) NSI is party to a merger or an acquisition during the term of the Agreement.
(b) General Termination. Either party may terminate this Agreement upon written notice if the other party materially violates any provision of this Agreement and fails to remedy such violation within thirty (30) days after written notice thereof. If DISTRIBUTOR causes termination because of a material breach, any balance owed shall become due and payable to NSI at the time of termination. NSI may terminate this Agreement with cause on thirty (30) days notice, in which event all Licensed Software packages ordered by DISTRIBUTOR before the date of delivery of such notice shall remain deliverable and payable as set forth in this Agreement. Any outstanding balance owed to NSI, is payable upon any type of termination.
(c) Insolvency. Either party may terminate this Agreement upon written notice if the other party commits an act of bankruptcy, becomes the subject of an involuntary bankruptcy filing and fails to discharge or terminate such proceeding within sixty days, voluntarily files for bankruptcy, becomes insolvent, makes any assignment for the benefit of creditors, or ceases business operations.
(d) Proprietary Rights. NSI may terminate this Agreement immediately upon written notice if DISTRIBUTOR violates any of DISTRIBUTOR’s obligations herein regarding confidentiality, trademarks, copyrights, patent rights, or any other NSI proprietary rights or interests in the Licensed Software or sublicenses.
(e) Return of Materials. Immediately after any termination or expiration of this Agreement, (i) DISTRIBUTOR shall immediately cease using and shall deliver to NSI all copies of the Licensed Software and related materials in DISTRIBUTOR’s possession, or destroy all copies of the Licensed Software and related materials in DISTRIBUTOR’s possession, and provide NSI with immediate written certification that DISTRIBUTOR has taken such actions, and (ii) DISTRIBUTOR shall immediately cease to identify itself as an authorized DISTRIBUTOR for NSI or otherwise affiliated in any manner with NSI.
13. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL

COMPANY	15	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
DAMAGES IN RELATION TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT THAT THIS LIMITATION SHALL NOT APPLY IN CONNECTION WITH ANY INDEMNITIES HEREUNDER, OR DISTRIBUTOR’s BREACH OF ITS OBLIGATIONS REGARDING SUBLICENSES OR NSI’S PROPRIETARY OR CONFIDENTIALITY RIGHTS.
14. General
(a) Entire Agreement. NSI and DISTRIBUTOR acknowledge that they have not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement. This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes all existing agreements and all oral, written or other communications between them concerning its subject matter. This Agreement shall not be modified in any way except in writing signed by both parties.
(b) Assignment. DISTRIBUTOR may not assign this Agreement without prior written consent by NSI. Any assignment in violation of this provision is null and void. NSI may freely assign this Agreement in connection with any sale or transfer by NSI of the Licensed Software, or substantially all of NSI’s business. This Assignment shall be fully binding and enforceable as against all permitted assignees and successors in interest.
(c) Enforceability. If any provision of the Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.
(d) Law and Forum. This Agreement (and any and all amendments thereto) and its validity, construction and performance shall be governed in all respects by the laws of the State of New Jersey, without giving effect to principles of conflicts of law. Exclusive jurisdiction and venue for all matters relating to this Agreement shall be in the State of New Jersey, and the parties hereby agree and consent to such jurisdiction and venue.
(e) Notices. Except as otherwise specifically set forth herein, all notices shall be in writing and shall be forwarded by overnight express courier requiring signature to the recipient to complete delivery, and sent to the parties at the addresses set forth at the top of this Agreement or to any other addresses designated in writing hereafter. Notice shall be deemed delivered two days after it is given to the courier by the notifying party.
(f) Headings. The headings in this Agreement are intended for convenience of reference and shall not affect its interpretation.

COMPANY	16	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
(g) Non-Waiver. The failure of either DISTRIBUTOR or NSI to insist upon strict performance of any of the provisions contained herein shall in no way constitute a waiver of future violations of the same or any other provision.
(h) Authority. The individuals executing this Agreement on behalf of the DISTRIBUTOR and NSI do each hereby represent and warrant that they are duly authorized by all necessary action to execute this Agreement on behalf of their respective principals.
(i) Survival. The provisions of this Agreement relating to confidentiality, indemnities, and return of materials shall survive any termination or expiration of this Agreement for a period of *.
(j) No Third Party Rights. This Agreement does not create any rights in any third parties, except assigns, successors or heirs expressly permitted hereunder.
(k) Taxes. DISTRIBUTOR shall pay any and all applicable sales, use, or excise taxes, or any other charges or duties levied by federal, state, city, county, or other governmental authority. DISTRIBUTOR will supply to NSI any appropriate exemption certificates.

Double-Take Software, Inc.	Double-Take Software S.A.S.

Date: August 28, 2006	Date: August 28, 2006

Signature: /s/ S. Craig Huke	Signature: /s/ Jo Murciano

Print Name: S. Craig Huke	Print Name: Jo Murciano

Title: Chief Financial Officer	Title: President

Fax Number:	Fax Number:

COMPANY	17	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
Schedule A
Licensed Software:
•	Double-Take® for Windows: Real time transaction based backup software.

•	GeoCluster ®: adds data redundancy to MSCS Clusters (Microsoft Cluster Services) by creating replicated disks to all available cluster nodes.

•	Double-Take for Virtual Systems: Real time transaction based backup software within Virtual Systems.

•	Double-Take® Windows SSE: Real time transaction based software for NAS devices which shall immediately replace Double-Take® Workgroup NAS Edition

•	Double-Take® Windows Replication SSE: Real time transaction based backup software for NAS devices.

COMPANY	18	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
Schedule B
1. Payment Terms and Conditions.
DISTRIBUTOR shall, without setoff, pay NSI in full in U.S. Dollars with terms, * from date of invoice. Shipments shall be made upon credit approval and the condition that the DISTRIBUTOR’s account remains in good standing with NSI. NSI reserves the right to change credit or payment terms at any time. DISTRIBUTOR shall pay interest on past due amounts at *.
2. Membership Fee.
The Annual Membership Fee is * to be paid * from date of invoice.
3. Discount.
*
4. Initial Quantity Order.
The initial quantity order for Licensed Programs is *. * will be deemed ordered with * payable upon execution of this Agreement and the balance due upon shipment of each unit after *.
*
5 Reserved.
6. Return Policy.
During the term of this Agreement, DISTRIBUTOR may return Product Packages containing the Licensed Software to NSI without imposition of re-stocking charges subject to the following conditions:
a)	DISTRIBUTOR must submit its request for return to NSI in writing at least * in advance of proposed return, indicating in the request the reason, identity, quantity and order and invoice dates of the Software Licenses to be returned.

b)	The Product Packages being returned must be new, resaleable, and in their original, unopened packaging.

c)	DISTRIBUTOR must submit to NSI, concurrently with its return request, a non-cancelable order for Licensed Software equal to or greater than the value of the Product Packages being returned.

COMPANY	19	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
d)	The version of the Licensed Software being returned must be no older than the version immediately preceding the then current version.
7. Reserved.
8. Annual Maintenance Contracts.
DISTRIBUTOR may purchase maintenance contracts on an annual basis for each software license purchased at *.
Distributor provides and will continue to provide Level 1 and Level 2 support to its customers who have purchased maintenance agreements. NSI will continue to provide Level 3 support to the Distributor.
9. Authorized Territory.
The Authorized Territory (“Territory”) shall be limited to Europe (excluding the United Kingdom), United Kingdom, Australia, New Zealand, Brazil, Korea, South Africa, Middle East, and India.
DISTRIBUTOR will recruit additional partners in Latin America, South America, Auckland, New Zealand, and certain cities in Australia (Adelaide, Brisbane, Melbourne, Perth, and Sydney), train the additional Partners in those territories, and on a quarterly basis review sales figures, forecasts, marketing efforts, and lead generation with NSI.
10. Support.
As a part of its obligation under this Agreement: NSI will make trained technical support engineers available to DISTRIBUTOR’s authorized contact(s) to answer technical questions and address potential errors in the Licensed Software. Such availability may be by telephone, fax, electronic mail or other means as determined necessary by NSI in its discretion. NSI will make such support available to DISTRIBUTOR in accordance with its then current support schedule. NSI shall use its best reasonable endeavors to create fixes for errors reported by DISTRIBUTOR that NSI is able to reproduce using the current version of the Licensed Software, including all required Patches and Updates.

COMPANY	20	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
Schedule C
Market Development Program
1. Accruals.
(a)	NSI shall accrue for DISTRIBUTOR’s benefit, in an account created for such purpose, amounts for later use as market development funds (“MDF”), on the terms herein. MDF shall accrue at the rate of * of the Aggregate Dollar Value. MDF, which accrues in any fiscal quarter, shall be available for use as credits commencing with the next quarter.

(b)	NSI fiscal quarters, for the purposes hereof, are as follows:

Based on the calendar year quarters

(c)	NSI shall maintain an account showing the accrual, adjustment, and use of DISTRIBUTOR’s MDF and will report such calculations to DISTRIBUTOR on a periodic basis. Such account shall serve for the purpose of record keeping only and will not be funded or constitute a trust for DISTRIBUTOR’s benefit.
2.	Credits.
a)	NSI shall credit DISTRIBUTOR with amounts from its MDF accrual account (“Credits”) in reimbursement of DISTRIBUTOR’s qualifying marketing expenditures for Licensed Software. NSI may determine which advertising; marketing, training and other promotional expenditures by DISTRIBUTOR qualify for Credits under the market development program, in its sole discretion.

b)	Unused MDF account balances shall expire upon the expiration of the second fiscal quarter following the fiscal quarter in which they accrued. DISTRIBUTOR will forfeit all such expired balances.

COMPANY	21	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
Schedule D
Limited Warranty
NSI hereby warrants to DISTRIBUTOR that (a) the physical diskette(s) or CD-ROM(s) and documentation containing the Licensed Software will be free from defects in materials and workmanship for a period of *; (b) NSI is the owner, or is the lawful licensee, without encumbrances, of the products; and (c) NSI has the unrestricted right and authority to enter into and perform this Agreement. The above warranties specifically exclude defects resulting from accidents, abuses, unauthorized repairs, modifications, enhancements, or misapplications.

COMPANY	22	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
Schedule E
Network Specialists, Inc.
Short Term Loan Agreement
Network Specialists, Inc., located at 2 Hudson Place, Hoboken, New Jersey, 07030, (“NSI”), and Sunbelt International, located at 116-118 Avenue Paul Doumer, 92563 Rueil-Malaison, Cedex, France (“RECIPIENT”), enter into this Short Term Loan Agreement (“AGREEMENT”) effective as of the last date written below.
1.	Definitions. The following definitions apply to this Agreement:
A.	“LOANED SOFTWARE” means NSI’s software program(s) and any documentation, if any, identified in the Loaned Software Listing on the Loaned Software Schedule, which Schedule is attached to and made a part hereof as Attachment #1.

B.	“INSTALLATION SITE” means the RECIPIENT facility, identified on the Loaned Software Schedule in Attachment #1.
2.	Purpose and Term. NSI agrees to lend RECIPIENT, and RECIPIENT agrees to accept and use the LOANED SOFTWARE, solely for the purpose(s) set forth on Attachment #1 (the “PURPOSE”) and solely for the TERM of this Agreement in Attachment #1 unless otherwise agreed to in writing by both parties.

3.	Grant of License. NSI grants to RECIPIENT a personal, nonexclusive and nontransferable license to use the LOANED SOFTWARE solely for the PURPOSE and otherwise in accordance with terms hereof. RECIPIENT may use the LOANED SOFTWARE for RECIPIENT’s evaluation purposes at site(s) controlled by RECIPIENT designated in Attachment #1, and on the number of servers identified in Attachment #1 for the number of users identified in Attachment #1. RECIPIENT may not modify or attempt to modify the LOANED SOFTWARE, nor create derivative works from the LOANED SOFTWARE, nor sell, rent, sub-license, lease, time share or transfer the LOANED SOFTWARE or any copy of the LOANED SOFTWARE to any third party. RECIPIENT may not use the LOANED SOFTWARE for RECIPIENT’s internal business production purposes. RECIPIENT may make a single copy of the LOANED SOFTWARE for each server as necessary to use the LOANED SOFTWARE as expressly authorized in this Agreement and a single backup copy, all subject to the confidentiality provisions of this Agreement.

4.	Title to Software; Confidentiality. All patents, copyrights, trademarks, trade secrets and other ownership rights in the LOANED SOFTWARE are and shall remain property of NSI. The source code of the LOANED SOFTWARE and all information regarding the design, structure or internal operation of the LOANED SOFTWARE are valuable trade secrets of NSI (“Confidential Information”). RECIPIENT shall not sell, transfer, publish, disclose, display or otherwise permit access to any Confidential Information by any third party, nor shall RECIPIENT permit any copy of the LOANED SOFTWARE to leave RECIPIENT’s

COMPANY	23	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
site(s). The LOANED SOFTWARE may not be reverse assembled or reverse compiled. Any violation of any provision of this paragraph by RECIPIENT shall be grounds for immediate termination of this Agreement by NSI and such other legal and equitable remedies NSI may have.

5.	Proprietary Notices. RECIPIENT shall insure that any copies of the LOANED SOFTWARE made by RECIPIENT pursuant to this Agreement bear all copyright and other proprietary notices contained in or affixed to the copy or copies of the LOANED SOFTWARE delivered by NSI.

6.	No Warranty. NSI MAKES NO EXPRESS AND DISCLAIMS ALL IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE. NSI DOES NOT WARRANT THAT THE LOANED SOFTWARE WILL MEET THE LICENSEE’S REQUIREMENTS OR THAT THE OPERATION OF THE LOANED SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE. RECIPIENT is solely responsible for the selection of the LOANED SOFTWARE to achieve its intended results and for the results actually obtained.

7.	Limitation of Liability. IN NO EVENT SHALL NSI BE LIABLE FOR ANY CLAIM OR DEMAND BY RECIPIENT OR A THIRD PARTY OR FOR ANY LOST PROFITS, OR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN ANYWAY RELATED TO THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY THEREOF. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF OR INCIDENTAL TO THE TRANSACTIONS HEREUNDER, MAY BE BROUGHT AGAINST NSI MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION HAS ACCRUED. NSI’s total liability under this Agreement shall not exceed the total amounts received by NSI from RECIPIENT hereunder.

8.	Term and Termination. Unless otherwise provided on Attachment #1, upon the expiration of the time period (the “TERM”) specified in Attachment #1, this AGREEMENT shall be terminated.

9.	Defaults and Termination.
A.	Survival. RECIPIENT’s confidentiality obligations shall survive any termination or expiration of this Agreement.

B.	Proprietary Rights. NSI may terminate this Agreement for breach upon written notice if RECIPIENT violates any of RECIPIENT’s obligations regarding confidentiality, copyrights or other NSI proprietary rights or interests in the LOANED SOFTWARE.

C.	Return of Materials. Immediately after any termination of this Agreement, RECIPIENT shall deliver to NSI all copies of the LOANED SOFTWARE and related

COMPANY	24	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
materials in RECIPIENT’s possession, and provide NSI with written certification that RECIPIENT has taken such actions.

D.	All fees are non-refunded except as expressly permitted in this Agreement.
10.	Failure to Return Materials. If upon the expiration of the TERM specified in Attachment #1, RECIPIENT fails to immediately return all copies of the LOANED SOFTWARE and related materials in RECIPIENT’s possession to NSI, RECIPIENT agrees to pay NSI a License fee specified in Attachment #1 permitting RECIPIENT to use the LOANED SOFTWARE on the number of servers paid for by RECIPIENT as set forth in Attachment #1 and agrees that all terms of this Agreement, including but not limited to all restrictions on RECIPIENT’s use and other obligations, shall remain in force.

11.	General
A.	Merger. This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes all existing and all oral, written or other communications between them concerning its subject matter. This Agreement shall not be modified in any way except in writing, signed by both parties.

B.	Assignment. RECIPIENT may not assign this Agreement without prior written consent by NSI. This agreement shall be fully binding and enforceable as against all permitted assignees and successors in interest.

C.	Enforceability. If any provision of the Agreement (or any portion thereof) shall be held to be invalid or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby

D.	Non-Waiver. The failure of either RECIPIENT or NSI to insist upon strict performance of any of the provisions contained herein shall in no way constitute a waiver of future violations of the same or any other provision.

E.	Authority. The individual(s) executing this Agreement on behalf of RECIPIENT each hereby represent and warrant that they are duly authorized by all necessary action to execute this Agreement on behalf of RECIPIENT.

F.	Law and Jurisdiction. This AGREEMENT shall be governed by the laws of the State of New Jersey, without regard to New Jersey’s choice-of-law rules. Exclusive jurisdiction and venue for all matters relating to this Agreement shall be in courts located in New Jersey, and the parties hereby agree to and consent to same.
IN WITNESS WHEREOF, the duly authorized signatories of the parties have caused this AGREEMENT to be executed in duplicate as of the EFFECTIVE DATE set forth above.

SUNBELT INTERNATIONAL	NETWORK SPECIALISTS, INC. (“NSI”)
(“RECIPIENT”)

COMPANY	25	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

COMPANY	26	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
ATTACHMENT #1
LOANED SOFTWARE SCHEDULE
“INSTALLATION SITE”: unless otherwise stated directly below, means RECIPIENT’s facility at the address first stated in the AGREEMENT:

“PURPOSE”: means use of LOANED SOFTWARE solely in order to:
evaluate, test, and demonstrate LOANED SOFTWARE
“TERM”: unless otherwise specified below means 30 days from the date of delivery of the LOANED SOFTWARE to RECIPIENT:
Term of Distribution Agreement

Permitted number of servers for use: two(2)
LICENSE FEES FOR FAILURE TO RETURN MATERIALS AT END OF TERM:
If upon the expiration of the TERM all copies of the SOFTWARE and related materials in RECIPIENT’s possession are not immediately returned to NSI, RECIPIENT shall pay a License Fee equal to the then current list price of the LOANED SOFTWARE per server..
Loaned Software Listing

Item	Qty	Model No.	Software Description (and documentation, if any)
1.	1	DT4NT-PRE-B	Double-Take Windows 2000/NT
2.	1	GC4AS-PRE-B	GeoCluster for Windows 2000/NT — MSCS
3.
4.

COMPANY	27	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
SCHEDULE F
SUB-DISTRIBUTOR

CONTRACT TERMS

1. Order Processing
2. Discounts/Fees:
3. Sales Support
4. Sales Training
5. Subcontractor to Partner for Professional Services

Double-Take Software, Inc.	DISTRIBUTOR:

Signature:	Signature:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

COMPANY	28	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
SCHEDULE G
NETWORK SPECIALISTS, INC. COURSEWARE LICENSE AGREEMENT
Read the following carefully as they are the terms and conditions that define your rights and obligations with respect to the enclosed Network Specialists, Inc (NSI) Courseware licensed to you under this Agreement. The opening of this package and use of the Courseware by you indicates your agreement with and acceptance of the following terms and conditions If you do not agree with these terms and conditions promptly return the unopened package within thirty (30) days and the money you paid for the courseware will be refunded
NSI provides the Courseware solely in accordance with the following terms and conditions:
1.	Definitions:
a.	“Courseware” means individually and collectively the NSI self-study, student guide, video, audio, power point or other media based or computer based training course and related documentation. “NSI Software” means only a software product that has been properly licensed by NSI, either directly or through its authorized distributors or representatives or OEM’s, to end users.
2.	Courseware License: You are hereby granted a personal, non-transferable and non-exclusive license to use the Courseware during the term of this license, as a training and educational aid or tool solely in connection with use and operation of NSI Software. Title to the Courseware shall remain the exclusive property of the copyright holder NSI. YOU ARE NOT AUTHORIZED TO SUB-LICENSE OR COPY THE COURSEWARE, OTHER THAN FOR ARCHIVAL PURPOSES, IN WHOLE OR IN PART.
3.	Your restrictions, obligations and duties:

a.	You may not copy the Courseware or any part of it.
b.	You may not disclose or otherwise make the Courseware or any portion of it available to any third party for any reason without the written permission of a NSI authorized official.
c.	You agree that the license for the Courseware is for use as a training or educational aid or tool solely for use with NSI Software, and the information contained therein, is limited for such use with NSI Software licensed by you; provided, however if you are a NSI OEM, distributor, reseller, or agent, you may use the Courseware and information solely pursuant to the terms and conditions of you agreement with NSI and subject to the written certification set forth in Paragraph 4 below.
d.	Upon any termination or cancellation of this Agreement or the discontinuance of your use of the Courseware, you agree to destroy all copies of the Courseware.
4.	Customer Certification: To instruct others with Courseware related to the use of NSI Software, you represent that as a current NSI OEM, distributor, reseller, agent or end

COMPANY	29	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
user, that you must be certified as a Certified Double-Take Instructor by NSI to instruct and train customers on the use of NSI Software, and you agree to only distribute Courseware for the sole limited purpose as a training or educational aid or tool with the use of NSI Software, pursuant to a written agreement between you and NSI.

5.	Limited Warranty, Limitations of Liability and Remedy:

a.	THE COURSEWARE IS PROVIDED ON AN “AS IS” BASIS. THE BELOW MEDIA WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES. NSI MAKES NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NSI DOES NOT WARRANT THAT THE COURSEWARE WILL MEET YOUR NEEDS OR EXPECTATIONS. COURSEWARE MAY CONTAIN INACCURACIES AND/OR ERRORS. YOU ASSUME FULL RESPONSIBILITY FOR THE USE OF THE COURSEWARE.

b.	NSI warrants that the Courseware media, provided by NSI, to the original end user purchaser against physical defects for a period of ninety days from the day of receipt by you from NSI. NSI will replace the defective media at no charge provided it is promptly returned to NSI within the ninety day warranty period. This shall be your exclusive remedy and NSI’s sole obligation and liability for the defective media.

c.	IN NO EVENT WILL NSI BE RESPONSIBLE FOR ANY SPECIAL, INCIDENTIAL OR CONSEQUENTIAL DAMAGE, INCLUDING LOST PROFITS, LOST BUSINESS, LOST DATA, DOWNTIME, OR DAMAGES FOR PROPERTY, RESULTING FROM THE BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, OR BREACH OF CONTRACT, OR UNDER ANY OTHER LEGAL THEORY. NSI’S LIABILITY, IF ANY, FOR DAMAGES, INCLUDING BUT NOT LIMITED TO LIABILITY ARISING OUT OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT, WARRANTY OF PATENT OR COPYRIGHT INFRINGEMENT, SHALL NOT EXCEED THE CHARGES PAID BY YOU FOR THE COURSEWARE INVOLVED.

6.	Term, Termination, Cancellation:

a.	This license shall remain in force and effect until you discontinue the use of the Courseware or until this license is terminated or cancelled, whichever occurs earlier.

b.	NSI may terminate /cancel this license upon your failure to comply with any of the terms and conditions of this Agreement.

7.	RESTRICTED RIGHTS LEGEND
USE, DUPLICATION, OR DISCLOSURE BY THE UNITED STATES GOVERNMENT OR ANY AGENCY THEREOF IS SUBJECT TO THE RESTRICTIONS AS SET FORTH IN SUBPARAGRAPH(c)(1)(ii) OF THE RIGHTS IN TECHNICAL DATA AND COMPUTER SOFTWARE CLAUSE OF DFAR 252.227-7013. NETWORK SPECIALISTS, INC., 2 Hudson Place, Hoboken, NJ 98052-6399

COMPANY	30	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Confidential
8.	General

a.	This Agreement is the complete and exclusive statement of the agreement between you and NSI and supercedes all prior written and oral communications, agreements, representations, statements and undertakings with respect to the Courseware. NO MODIFICATION, TERMINATION, EXTENSION, RENEWAL OR WAIVER OF, NOR ADDITION TO, THE TERMS AND CONDITIONS OF THIS AGREEMENT SHALL BE BINDING UPON NSI UNLESS SPECIFICALLY SET FORTH IN A WRITING SIGNED BY AN AUTHORIZED OFFICIAL OF NSI.

b.	You may neither assign any right or license granted under this Agreement nor delegate any obligation under this Agreement.

c.	Export of the Courseware requires compliance with U. S. Government export controls and procedures.

d.	No actions against NSI, regardless of form, arising out of or incidental to the transactions under this Agreement, may be brought by you more than one year after the cause of action has accrued.

e.	This Agreement shall be governed by the substantive laws of the State of New Jersey.

COMPANY	31	DISTRIBUTOR

* Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.